Exhibit 21

SUBSIDIARIES OF EQT CORPORATION
(as of December 31, 2015)

Pursuant to Item 601(b)(21) of Regulation S-K, we have omitted some subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2014 under Rule 1-02(w) of Regulation S-X.

Entity	Jurisdiction
Allegheny Valley Connector, LLC	Delaware
Antrim Midstream, LLC	Delaware
EPC Investments, Inc.	Delaware
EQM Gathering, LLC	Delaware
EQM Gathering Holdings, LLC	Delaware
EQM Gathering Opco, LLC	Delaware
EQT Capital Corporation	Delaware
EQT CNG, LLC	Delaware
EQT Energy, LLC	Delaware
EQT Energy Supply, LLC	Delaware
EQT Energy Supply Holdings, LP	Delaware
EQT Gathering, LLC	Delaware
EQT Gathering Holdings, LLC	Delaware
EQT GP Corporation	Delaware
EQT GP Holdings, LP	Delaware
EQT GP Services, LLC	Delaware
EQT Investments Holdings, LLC	Delaware
EQT IP Ventures, LLC	Delaware
EQT Midstream Finance Corporation	Delaware
EQT Midstream Partners, LP	Delaware
EQT Midstream Services, LLC	Delaware
EQT Production Company	Pennsylvania
EQT Production Texas, LLC	Delaware
Equitrans Construction, LLC	Delaware
Equitrans Investments, LLC	Delaware
Equitrans Services, LLC	Delaware
Equitrans, L.P.	Pennsylvania
ET Blue Grass Clearing, LLC	Pennsylvania
ET Blue Grass, LLC	Delaware
MVP Holdco, LLC	Delaware
Rager Mountain Storage Company, LLC	Delaware